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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 16, 2000

                            HMG WORLDWIDE CORPORATION
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

        Delaware                         0-13121            13-3402432
        --------                         -------            ----------
  (State or other jurisdiction     (Commission File No.)     (Employer
       of incorporation)                                  Identification No.)



       475 Tenth Avenue, 12th Floor, New York, New York        10018
       ------------------------------------------------       --------
         (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (212) 736-2300
                               ---------------





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Item 5.       Other Events

      On June 16, 2000, HMG agreed to amend some of the terms of the 7% Convertible Notes it issued to Societe Generale on March 15, 2000 and to amend two related agreements. The original terms of the notes were described in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000.

      The principal changes to the notes and those agreements were as follows:

o Elimination of the minimum conversion price (previously set at $4.00 per share).

o Elimination of the right of the holders of the notes to accelerate, or to require HMG to repurchase, the notes if the price of a share of HMG's common stock were to be less than $4.00.

o An increase in the maximum number of shares of HMG's common stock issuable upon conversion of the notes and/or in payment of interest on the notes in shares of HMG's common stock in lieu of cash, and the number of shares of HMG's common stock to be reserved and set aside for issuance upon conversion of the notes and/or in payment of interest on the notes in shares of HMG's common stock in lieu of cash, to 2,595,000.

o The grant to HMG of the right to redeem the notes, to the extent they are tendered for conversion at a conversion price of $2.50 or less, at 110% of par value plus accrued but unpaid interest thereon.

Item 7.       Financial Statements, Pro Forma Financial Information and
Exhibits

(C) Exhibits

4.02  Form of Convertible Note.*

4.03  Form of Securities Purchase Agreement.*

4.04  Form of Registration Rights Agreement.*

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 *      Filed with Amendment No. 1 to the Company's Registration Statement on
 Form S-3 (File No. 333-37100), filed on June 27, 2000, and incorporated herein by reference.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 27, 2000                    HMG WORLDWIDE CORPORATION
                                               (Registrant)


                                               By: /s/  Robert V. Cuddihy, Jr.
                                               ------------------------------
                                               Robert V. Cuddihy, Jr.
                                               Chief Financial Officer